UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2013

FBR & CO.
(Exact name of registrant as specified in its charter)

Virginia	001-33518	20-5164223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Nineteenth Street North, Arlington, VA	22209
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (703) 312-9500

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 22, 2013, FBR & Co. issued a press release announcing its earnings for the quarter ended September 30, 2013. A copy of the press release is furnished herewith and attached hereto as Exhibit 99.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) A Special Meeting of Shareholders of FBR & Co. was held on October 22, 2013.

(b) The results of the matter submitted to a shareholder vote at the special meeting were as follows:

1. Proposal 1 - to approve an amendment and restatement of our 2006 Long-Term Incentive Plan ("2006 LTIP") to authorize an additional 1.7 million shares of common stock for issuance under the 2006 LTIP, and effect a number of other additional amendments modifying the 2006 LTIP in accordance with sound corporate governance practices.

Votes in Favor	Votes Against	Votes Abstaining	Broker Non-Votes
6,177,171	2,135,235	10,264	0

Item 9.01. Financial Statements and Exhibits.

Exhibits.

99.1 FBR & Co. Press Release dated October 22, 2013

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBR & CO. (Registrant)
October 22, 2013 (Date)	/s/ BRADLEY J. WRIGHT Bradley J. Wright Executive Vice President and Chief Financial Officer